SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K/ A

Amendment No. 2
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 6, 2002

Inktomi Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-24339	94-3238130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 East Third Avenue, Foster City, California 94404

(Address of principal executive offices)

650-653-2800

(Registrant’s telephone number, including area code)

Explanatory Note

      This Amendment No. 2 to Inktomi’s Current Report on Form 8-K/A is being filed for the purpose of supplementing the disclosure contained in Inktomi’s Current Report on Form 8-K/A filed on January 16, 2003.

Item 5.	Other Events

Bayside Facilities

      On August 28, 2002, through the execution of a Termination and Release Agreement, we exercised the purchase option under our synthetic lease arrangement for our Bayside facilities and title for such facilities was transferred to Inktomi on such date. The Bayside facilities consist of two six-story towers totaling approximately 260,000 square feet located in Foster City, California. Inktomi’s worldwide corporate headquarters occupies approximately half of the space at Bayside, and other tenants occupy the remaining footage. Approximately $114.0 million of long-term restricted cash was paid to Deutsche Bank and its affiliates, the holders of the synthetic lease for the exercise of the purchase option and the simultaneous termination of the synthetic lease arrangement.

      As part of the lease termination transaction with respect to Inktomi’s Parkside facilities, discussed below, the landlords of the Parkside facility (and their affiliates) have agreed, at our election, to purchase the Bayside facilities for $37.5 million. Our right to require the landlords to purchase the Bayside facilities commenced on November 1, 2002 and ended on January 21, 2003. The $37.5 million value for the Bayside facilities was arrived at through negotiations with the Parkside landlords. In October 2002, we obtained a valuation for the Bayside building which appraised its value at $44.8 million. As a result of this valuation, we incurred a non-cash charge of $67.0 million in the fiscal quarter ended September 30, 2002 to write down the value of the property to market value. We also wrote off the net book value of the Bayside leasehold improvements, which totaled $15.5 million, during the quarter ended September 30, 2002. As a result of this write-off, we expect amortization expenses to reduce by $0.4 million per quarter beginning in the fiscal quarter ending December 31, 2002. In addition, due to the release of excess cash collateral, approximately $5.6 million of additional restricted cash became unrestricted. In December 2002, we sold the Bayside property to a third party for $41.5 million, with the additional loss on the sale to be recorded in the quarter ended December 31, 2002.

Parkside Facilities

      On September 5, 2002, we executed a Lease Termination Agreement providing for the termination of Inktomi’s long-term leases for approximately 381,050 rentable square feet of space located in the East Office Building, the West Office Building, and the First Level Office Space, in the office project located at 1001 East Hillsdale Boulevard, Foster City, California, which we refer to as the Parkside facilities. As of June 30, 2002, aggregate payments to be made by Inktomi under the leases for the Parkside facilities were approximately $315.7 million over the remaining lease term. In exchange for the termination of the lease, we have agreed to pay the landlords certain consideration including the following: (i) immediate surrender of the cash security deposit of approximately $1.5 million, (ii) consent for the landlords to immediately draw on the letter of credit with Silicon Valley Bank in the amount of approximately $16.5 million, (iii) immediate cash payment of $12 million, a portion of which covers August rent and the pro-rated rent for the month of September through the effective date of the Lease Termination Agreement, (iv) issuance of a $21.5 million promissory note of which $5 million is payable on October 1, 2002 and $16.5 million is paid the earlier of the sale of the Bayside facilities or January 21, 2003, (v) payment of 50% of any amounts in excess of $50 million that we realize upon the sale of the Bayside facilities, (vi) issuance of five million shares of our common stock valued at $2.3 million, (vii) the transfer of two HVAC chillers, (viii) the relinquishment of Inktomi’s claim to undispursed portions of the landlords’ obligations to contribute funds for tenant improvements in the amount of $441,223, (ix) the granting of registration rights related to the five million shares of common stock issued to the Parkside landlords, and (x) the granting of deeds of trust for the Bayside facilities to the landlords to secure the $21.5 million promissory note.

      We will pay to Silicon Valley Bank approximately $7.1 million of the approximately $16.5 million letter of credit after the letter of credit is drawn by the landlords. The remainder of the letter of credit was collateralized by cash in a prior quarter. The collateral amount is classified as “Restricted Cash” within Inktomi’s balance sheet.

      Total value of the lease termination, including cash and non-cash items, was approximately $54 million. We incurred a charge of $75 million on the abandonment of the Parkside facility in our fiscal quarter ended March 31, 2002, of which $51 million remained as an accrued liability at June 30, 2002. As a result, we recorded a charge of $5.4 million in the fiscal quarter ended September 30, 2002 representing the cost in excess of the remaining lease restructuring accrual initially recorded in the quarter ended March 31, 2002.

      On December 23, 2002, we announced that we had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Yahoo! Inc. and a wholly owned subsidiary of Yahoo! Pursuant to the terms and conditions of the Merger Agreement, at the effective time of the merger, each issued and outstanding share of our common stock will be converted with the right to receive $1.65 in cash. The price per share of our common stock at the time of the termination of the leases for our Parkside facility was approximately $0.43. The total cost of the lease termination is approximately $60.0 million if we value the five million shares of common stock issued to the landlords of our Parkside facility at the proposed acquisition price of $1.65 per share of common stock.

      As discussed above, the landlords and their affiliates have agreed, as part of this transaction, at our election, to purchase the Bayside facilities for an amount of $37.5 million. Our right to require the landlords to purchase the Bayside facilities commenced on November 1, 2002 and would have ended on January 21, 2003. In December 2002, we sold the building to a third party for $41.5 million with the additional loss on the sale to be recorded in the quarter ended December 31, 2002.

Item 7.	Exhibits

Exhibit
No.	Exhibit

10.42*	Termination and Release Agreement entered into as of the 28th day of August, 2002, by and between INKTOMI CORPORATION, a Delaware corporation, as Lessee, WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity except as otherwise expressly provided herein, but solely as Owner Trustee of the Inktomi Trust 2000 and Lessor WILMINGTON TRUST FSB, a federal savings bank, not in its individual capacity except as otherwise expressly provided herein, but solely as Co-Owner Trustee of the Inktomi Trust 2000 and Lessor under the Lease; DEUTSCHE BANK AG, NEW YORK BRANCH, a duly licensed branch of Deutsche Bank AG, a German corporation, as an Investor; DEUTSCHE BANK AG, NEW YORK AND/ OR CAYMAN ISLANDS BRANCH, as a Lender (together with the other financial institutions as may from time to time become lenders) under the Credit Agreement and as Agent for the Lenders; and DEUTSCHE BANK SECURITIES INC. f/k/a DEUTSCHE BANC ALEX. BROWN INC., as Arranger.
10.43*	Lease Termination Agreement entered into as of September 5, 2002, and the attachments and exhibits thereto, by and between PARKSIDE TOWERS CO-TENANCY, a tenancy in common between GATEWAY PHOENIX ASSOCIATES, L.P., a California limited partnership, and 5990 SEPULVEDA ASSOCIATES, L.P., a California limited partnership and INKTOMI CORPORATION, a Delaware corporation.
10.44*	Participation and Put Option Agreement entered into as of September 5, 2002, and the attachments and exhibits thereto, by and among PARKSIDE TOWERS CO-TENANCY, a tenancy in common between GATEWAY PHOENIX ASSOCIATES, L.P., a California limited partnership, and 5990 SEPULVEDA ASSOCIATES, L.P., a California limited partnership EOP Operating limited Partnership, a Delaware limited partnership and INKTOMI CORPORATION, a Delaware corporation.

*	Previously filed with Current Report on Form 8-K filed on September 6, 2002

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INKTOMI CORPORATION

By:	/s/ RANDY GOTTFRIED

Randy Gottfried
Senior Vice President and
Chief Financial Officer

Dated: January 31, 2003

INDEX OF EXHIBITS

Exhibit
No.	Exhibit

10.42*	Termination and Release Agreement entered into as of the 28th day of August, 2002, by and between INKTOMI CORPORATION, a Delaware corporation, as Lessee, WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity except as otherwise expressly provided herein, but solely as Owner Trustee of the Inktomi Trust 2000 and Lessor WILMINGTON TRUST FSB, a federal savings bank, not in its individual capacity except as otherwise expressly provided herein, but solely as Co-Owner Trustee of the Inktomi Trust 2000 and Lessor under the Lease; DEUTSCHE BANK AG, NEW YORK BRANCH, a duly licensed branch of Deutsche Bank AG, a German corporation, as an Investor; DEUTSCHE BANK AG, NEW YORK AND/ OR CAYMAN ISLANDS BRANCH, as a Lender (together with the other financial institutions as may from time to time become lenders) under the Credit Agreement and as Agent for the Lenders; and DEUTSCHE BANK SECURITIES INC. f/k/a DEUTSCHE BANC ALEX. BROWN INC., as Arranger.
10.43*	Lease Termination Agreement entered into as of September 5, 2002, and the attachments and exhibits thereto, by and between PARKSIDE TOWERS CO-TENANCY, a tenancy in common between GATEWAY PHOENIX ASSOCIATES, L.P., a California limited partnership, and 5990 SEPULVEDA ASSOCIATES, L.P., a California limited partnership and INKTOMI CORPORATION, a Delaware corporation.
10.44*	Participation and Put Option Agreement entered into as of September 5, 2002, and the attachments and exhibits thereto, by and among PARKSIDE TOWERS CO-TENANCY, a tenancy in common between GATEWAY PHOENIX ASSOCIATES, L.P., a California limited partnership, and 5990 SEPULVEDA ASSOCIATES, L.P., a California limited partnership EOP Operating limited Partnership, a Delaware limited partnership and INKTOMI CORPORATION, a Delaware corporation.

*	Previously filed with Current Report on Form 8-K filed on September 6, 2002